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                                                                    EXHIBIT 23.2



                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 1 to Registration Statement on Form S-8 of our report dated March 20, 1998 on our audits of the financial statements of the VF Corporation Tax-Advantaged Savings Plan for Salaried Employees as of December 31, 1997 and December 31, 1996 and for each of the three years in the period ended December 31, 1997, which report is included in the V.F. Corporation 1997 Annual Report on Form 11-K, which is filed as Exhibit 99(A) to the VF Corporation 1997 Annual Report on Form 10-K.




PRICEWATERHOUSECOOPERS LLP
Philadelphia, PA
July 21, 1998